As filed with the Securities and Exchange Commission on May 19, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CORE MOLDING TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1481870 (I.R.S. Employer Identification Number)

800 Manor Park Drive Columbus, Ohio (Address of Principal Executive Offices)	43228-0183 (Zip Code)
Stock Option Agreement (Non-Qualified Director Stock Option) with Thomas R. Cellitti (33,250 Shares)
Stock Option Agreement (Non-Qualified Director Stock Option) with James F. Crowley (22,650 Shares)
Stock Option Agreement (Non-Qualified Director Stock Option) with Malcolm M. Prine (33,250 Shares)
Stock Option Agreement (Non-Qualified Director Stock Option) with Malcolm M. Prine (66,500 Shares)
(Full title of plan)
Herman F. Dick, Jr.
c/o Core Molding Technologies, Inc.
800 Manor Park Drive
Columbus, Ohio 43228-0183
(Name and address of agent for service)
(614) 870-5000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee
Common Stock, par value $.01 per share (“Common Stock”)	155,650	$3.21	$499,637	$59

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to employee benefit plans described herein as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant pursuant to Rule 416(a).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended, and calculated on the basis of the highest price at which the options may be exercised.

PART I
PART II
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers .
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-5
EX-23.1
EX-24

EXPLANATORY STATEMENT
     This Registration Statement on Form S-8 (the “Registration Statement”) relates to the registration of 155,650 shares of common stock, par value $0.01 per share (“Common Stock”), of Core Molding Technologies, Inc. (the “Registrant”) issuable under the Stock Option Agreement (Non-Qualified Director Stock Option) with Thomas R. Cellitti dated February 2, 2004 (33,250 shares), the Stock Option Agreement (Non-Qualified Director Stock Option) with James F. Crowley dated February 2, 2004 (22,650 shares), the Stock Option Agreement (Non-Qualified Director Stock Option) with Malcolm M. Prine dated February 2, 2004 (33,250 shares) and the Stock Option Agreement (Non-Qualified Director Stock Option) with Malcolm M. Prine dated February 2, 2004 (66,500 shares) (such agreements are collectively referred to herein as the “Plans”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Core Molding Technologies, Inc. has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the Plans to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:
(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 29, 2011; and

(b)	the description of the Registrant’s Common Stock contained in the Registration Statement on Form S-4 filed under the Securities Act, on November 8, 1996, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed (but not furnished) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the liability of its directors through a provision in its certificate of incorporation, and provides, in pertinent part, as follows:
(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:
* * *
(7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.
     Article XI of the Certificate of Incorporation of the Registrant, as amended, limits the personal liability of the directors of the Registrant and provides as follows:
     SECTION 1. Limitation of Directors’ Liability.
     A. No director of the corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the Delaware General Corporation Law as so amended from time to time.
     B. Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
     Section 145 of the Delaware General Corporation Law governs indemnification by a Delaware corporation and provides as follows:
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
     Article VIII of the By-laws of the Registrant governs indemnification by the Registrant and provides as follows:
ARTICLE VIII.
INDEMNIFICATION
     Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

     Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such suit or action was brought shall determine upon application that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     Section 3. The Corporation may, to the extent deemed advisable by the Board of Directors, indemnify any person who is or was an employee or agent (other than a director or officer) of the Corporation if such person would be entitled to such indemnity under the provisions of Section 1 or 2 if such person had been a director or officer of the Corporation.
     Section 4. To the extent that a person shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1, 2 or 3 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     Section 5. Any indemnification under Sections 1, 2 or 3 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, member, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.
     Section 6. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
     Section 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, member, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
     Section 8. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or of the General Corporation Law of the State of Delaware.

     Section 9. For the purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger and the Corporation which, if its separate existence had continued, would have had power and authority to (or in fact did) indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     Section 10. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article VIII.
     The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacities.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See the Index to Exhibits.
Item 9. Undertakings.
A.	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 19th day of May, 2011.

Core Molding Technologies, Inc.
By:	/s/ Herman F. Dick, Jr.
Herman F. Dick, Jr.
Vice President, Secretary, Treasurer, and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 19th day of May, 2011.

Signature	Title

/s/ Kevin L. Barnett Kevin L. Barnett	President, Chief Executive Officer and Director (principal executive officer)

*	Director
Thomas R. Cellitti

*	Director
James F. Crowley

/s/ Herman F. Dick, Jr. Herman F. Dick, Jr.	Vice President, Secretary, Treasurer, and Chief Financial Officer (principal financial and accounting officer)

*	Director
Ralph O. Hellmold

*	Chairman of the Board of Directors
Malcolm M. Prine

*	Director
James L. Simonton

*By:	/s/ Herman F. Dick, Jr.
Herman F. Dick, Jr.,
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Location
4.1	Stock Option Agreement (Non-Qualified Director Stock Option) with Thomas R. Cellitti dated February 2, 2004 (33,250 Shares)	Filed herewith

4.2	Stock Option Agreement (Non-Qualified Director Stock Option) with James F. Crowley dated February 2, 2004 (22,650 Shares)	Filed herewith

4.3	Stock Option Agreement (Non-Qualified Director Stock Option) with Malcolm M. Prine dated February 2, 2004 (33,250 Shares)	Filed herewith

4.4	Stock Option Agreement (Non-Qualified Director Stock Option) with Malcolm M. Prine dated February 2, 2004 (66,500 Shares)	Filed herewith

5	Opinion of Squire, Sanders & Dempsey (US) LLP regarding legality of the Common Stock being registered hereby	Filed herewith

23.1	Consent of Crowe Horwath LLP	Filed herewith

23.2	Consent of Squire, Sanders & Dempsey (US) LLP	Included in Exhibit 5 hereof

24	Powers of Attorney	Filed herewith